Exhibit 21.1



                         SUBSIDIARIES OF THE REGISTRANT



                                                               Jurisdiction
                                                                      of
Name                                                           Incorporation


MXL Industries, Inc.                                             Delaware

J. L. Distributors, Inc.                                         Delaware

Five Star Products, Inc.                                         Delaware